Exhibit 10.30

ACE LIMITED EXECUTIVE SEVERANCE PLAN

PARTICIPATION AGREEMENT

Dear John Keogh,

You have been designated by ACE Limited (“ACE”) to become a participant in the ACE Limited Executive Severance Plan (the “Plan”). You will become a participant in the Plan by signing this letter agreement. If you do not sign this letter agreement, then you will not become a participant in the Plan.

If you become a participant in the Plan, you participation will be subject to and governed by the terms and conditions of the Plan, a copy of which is attached to this letter agreement. Generally, under the Plan and in accordance with schedule A of the Plan, if your employment is terminated by ACE without Cause, your:

•	Standard Severance Multiple (expressed at a percentage) will be 100%;

•	Standard Vesting Continuation Period will be 12 months;

•	Standard Option Extended Exercise Period will be 3 years (or possibly less);

•	Standard Health Continuation Period will be 12 months;

•	Standard Non-competition Period will be 12 months;

•	Standard Clients/Customers Non-solicitation Period will be 12 months; and

•	Standard Employee Non-solicitation Period will be 12 months.

In addition, if your employment is terminated by ACE without Cause or by you for Good reason during the 180-day period immediately prior to a Change in Control or during the 2-year period immediately following a Change in Control, your:

•	Change-in-Control Severance Multiple (expressed as a percentage) will be 200%;

•	Change-in-Control Option Extended Exercise Period will be 3 years (or possibly less);

•	Change-in-Control Health Continuation Period will be 24 months;

•	Change-in-Control Non-competition Period will be 12 months;

•	Change-in-Control Clients/Customers Non-solicitation Period will be 12 months; and

•	Change-in-Control Employee Non-solicitation Period will be 24 months.

Please refer to the Plan for more specificity regarding your severance benefits and your post-termination obligations to ACE.

As a participant in the Plan, you agree to abide by the terms and conditions of the Plan. Please indicate your receipt of the Plan document, and your acceptance of and agreement to the terms and conditions of the Plan, by signing in the indicated space below.

Sincerely yours,

Global HR Officer

I ACCEPT AND AGREE TO BECOME A PARTICIPANT IN

AND WILL ABIDE BY THE TERMS AND CONDITIONS OF,

THE ACE LIMITED EXECUTIVE SEVERANCE PLAN.

John Keogh	Date